As filed with the U.S. Securities and Exchange Commission on June 26, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7370	99-1291725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Virgilio D. Torres

Chief Executive Officer

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shashi Khiani, Esq. Prithvi Tanwar, Esq. Polsinelli PC 1401 Eye Street, NW, Suite 800 Washington, DC 20005 (202) 783-3300	Joel D. Mayersohn Esq. Dickinson Wright PLLC 350 East Las Olas Boulevard, Suite 1750 Ft. Lauderdale, Florida 33301 (954) 991-5426

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-294896)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.0001 per share (the “Common Stock”) offered by TEN Holdings, Inc. (the “Company”) by 2,500,000 shares. The contents of the Registration Statement on Form S-1, as amended (File No. 333-294896), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto (the “Prior Registration Statement”), which was declared effective by the Commission on June 26, 2026, are incorporated by reference into this Registration Statement.

The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Polsinelli PC

23.1	Consent of AssentSure PAC

23.2	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1*	Power of Attorney

107.1	Filing Fee Table

*	Previously included on the signature page to Pre-Effective Amendment No. 1 to the Prior Registration Statement, originally filed with the Commission on June 1, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langhorne, State of Pennsylvania, on June 26, 2026.

TEN HOLDINGS, INC.

/s/ Virgilio D. Torres
Virgilio D. Torres
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Virgilio D. Torres	Director, Chief Executive Officer and Chief Financial Officer	June 26, 2026
Virgilio D. Torres	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	June 26, 2026
Christina Maldonado

*	Director	June 26, 2026
Yuji Ishida

*	Director	June 26, 2026
Gan Yong Sheng

*	The Undersigned does hereby sign this Registration Statement on behalf of each of the above indicated directors of TEN Holdings, Inc. pursuant to a power of attorney executed by each such director and officer in connection with the filing of Pre-Effective Amendment No. 1 to the Prior Registration Statement on June 1, 2026.

By:	/s/ Virgilio D. Torres
Virgilio D. Torres, Attorney-in-fact